CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 155 to the Registration Statement of Highland Funds II (File No. 033-51308), on Form N-1A under the Securities Act of 1933, as amended.

/s/ K&L Gates LLP
K&L Gates LLP

January 28, 2020